Exhibit 99.1
News

Investor and Media Contact:
Peggy Reilly Tharp, Caleres
(314) 854-4134, ptharp@caleres.com

Caleres Reports Third Quarter 2015 Results
Consolidated inventory declined 4.1%
Famous Footwear same-store-sales increased 4.4%

ST. LOUIS, November 24, 2015 - Caleres (NYSE: CAL, caleres.com) today reported third quarter 2015 financial results, with net sales of $728.6 million versus third quarter 2014 net sales of $729.3 million. Excluding sales from Shoes.com, which was sold in December of 2014, sales were up 1.8%. Third quarter 2015 net earnings were $34.0 million, or $0.78 per diluted share, and included $1.2 million of after-tax expense related to the company’s debt extinguishment in the second quarter.  Excluding this expense, net earnings were $35.2 million, or $0.80 per diluted share, up 6.2% versus third quarter 2014 net earnings of $33.1 million, or $0.75 per diluted share. Gross margin was 39.6%, while operating margin was 7.2%.

“With solid inventory planning and careful expense management, we delivered good performance in the third quarter, despite a challenging retail environment,” said Diane Sullivan, CEO, president and chairman of Caleres. “Famous Footwear delivered same-store-sales growth of 4.4%, capping another successful back-to-school season, as athletic footwear continued to resonate with consumers.”

US$M, except per share (unaudited)	3Q’15	3Q’14	3Q Chg	YTD’15	YTD’14	YTD Chg
Consolidated net sales	$728.6	$729.3	(0.1%)	$1,968.8	$1,956.3	0.6%
Famous Footwear	456.2	449.1	1.6%	1,212.1	1,219.9	(0.6%)
Brand Portfolio	272.5	280.2	(2.8%)	756.7	736.4	2.7%
Gross profit	288.4	290.7	(0.8%)	799.8	792.7	0.9%
Margin	39.6%	39.9%	-30 bps	40.6%	40.5%	+10 bps
SG&A	236.2	237.5	(0.5%)	681.5	679.5	0.3%
% of net sales	32.4%	32.6%	-20 bps	34.6%	34.7%	-10 bps
Operating earnings	52.2	53.2	(1.9%)	118.3	113.2	4.5%
Margin	7.2%	7.3%	-10 bps	6.0%	5.8%	+20 bps
Net interest expense	3.9	5.1	(23.3%)	12.2	15.3	(20.6%)
Earnings before income taxes	46.3	48.1	(3.7%)	95.5	97.9	(2.5%)
Tax rate	26.7%	30.9%	-420 bps	26.4%	31.8%	-540 bps
Net earnings	$34.0	$33.1	2.6%	$70.1	$66.6	5.2%
Per diluted share	$0.78	$0.75	4.0%	$1.59	$1.52	4.6%
Adjusted net earnings	$35.2	$33.1	6.2%	$76.5	$66.6	14.9%
Per diluted share	$0.80	$0.75	6.7%	$1.74	$1.52	14.5%

Third Quarter and Year-to-Date Highlights
Famous Footwear third quarter 2015 sales of $456.2 million were up 4.8% year-over-year, excluding Shoes.com, which was sold in December of 2014. For the quarter, same-store-sales were up 4.4%, with strong performance in athletic product, continued solid improvement in e-commerce sales, and good growth in women’s footwear. During the quarter, 13 new stores were opened and 13 stores were closed.

For the first nine months of 2015, Famous Footwear sales were up 2.4%, excluding Shoes.com, while same-store-sales were up 2.6%. Year-to-date, the company has opened 38 new stores, including one in Canada, and closed 32 stores.

Brand Portfolio sales of $272.5 million were down 2.8% and reflect the unseasonably warm weather in the third quarter, which led to slower tall-shaft boot sales. The company’s Contemporary Fashion sales were down 2.5%, while Healthy Living sales declined 2.8%.

Brand Portfolio sales were up 2.7% for the first nine months of 2015. Contemporary Fashion sales were up 4.5%, with good growth from Sam Edelman and Vince. Healthy Living sales were up 1.4%, year-to-date, with contribution from Naturalizer wholesale, Dr. Scholl’s and LifeStride.

Consolidated gross profit of $288.4 million was down 0.8% in the third quarter, while gross margin of 39.6% was down approximately 30 basis points year-over-year. SG&A for the third quarter was $236.2 million, representing 32.4% of net sales - down approximately 20 basis points versus the prior year. For the quarter, operating margins declined by approximately 10 basis points year-over-year to 7.2%.

Year-to-date, consolidated gross profit of $799.8 million was up 0.9%, with gross margin of 40.6% up 10 basis points. SG&A of $681.5 million represented 34.6% of sales - down 10 basis points for the first nine months of the year. For the same timeframe, operating margin of 6.0% was up 20 basis points.

Inventory at the end of the third quarter was $544.3 million, down 4.1% from $567.8 million in the prior year. Famous Footwear inventory was down 5.6%, while Brand Portfolio inventory was down 0.6%. At quarter-end, Caleres had $86.3 million of cash and equivalents and no borrowings against its revolving credit facility.

Financial Review and 2015 Outlook
“Our performance at both Famous Footwear and our Brand Portfolio is a reflection of the work we’ve done to manage inventory and expenses - while investing to grow our businesses - during a challenging third quarter,” said Ken Hannah, chief financial officer of Caleres. “While we expect the retail environment will be promotional during the fourth quarter, we remain focused on delivering consistent, profitable and sustainable growth.”

Guidance Metric	FY’15
Consolidated net sales	~$2.61B
Famous Footwear same-store-sales	Up low-single digits
Famous Footwear reported sales	Flat, due to sale of Shoes.com
Brand Portfolio sales	Up mid-single digits
Gross margin	Up 15 to 20 bps
SG&A	Less than or equal to 35.4% of sales
Net interest expense	~$16M
Effective tax rate	28% to 30%
Adjusted earnings per diluted share	$1.95 to $2.00
Depreciation and amortization	~$53M
Capital expenditures	~$75M

Investor Conference Call
Caleres will host an investor conference call at 4:30 p.m. ET today, November 24, 2015. The webcast and slides will be available at investor.caleres.com/news/events. A live conference call will be available at (877) 217-9089 for analysts in North America or (706) 679-1723 for international analysts by using the conference ID 77126121. A replay will be available at investor.caleres.com/news/events/archive for a limited period. Investors may also access the replay by dialing (855) 859-2056 in North America or (404) 537-3406 internationally and using the conference ID 77126121 through Tuesday, December 8, 2015.

Definitions
All references in this press release, outside of the condensed consolidated financial statements that follow, unless otherwise noted, related to net earnings attributable to Caleres, Inc. and diluted earnings per common share attributable to Caleres, Inc. shareholders, are presented as net earnings and earnings per diluted share, respectively.

Non-GAAP Financial Measures
In this press release, the company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the company provides historic and estimated future gross profit, operating earnings, net earnings and earnings per diluted share adjusted to exclude certain gains, charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results. Reconciliations to the applicable GAAP financial measures have been included in the attached schedules.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These risks include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) rapidly changing fashion trends and purchasing patterns; (iii) intense competition within the footwear industry; (iv) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the Company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (v) the ability to accurately forecast sales and manage inventory levels; (vi) cybersecurity threats or other major disruption to the Company’s information technology systems; (vii) customer concentration and increased consolidation in the retail industry; (viii) a disruption in the Company’s distribution centers; (ix)  the ability to recruit and retain senior management and other key associates; (x) foreign currency fluctuations;  (xi) compliance with applicable laws and standards with respect to labor, trade and product safety issues; (xii) the ability to secure/exit leases on favorable terms; (xiii) the ability to attract, retain, and maintain good relationships with licensors and protect intellectual property rights;  and (xiv) the ability to maintain relationships with current suppliers. The company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the company’s Annual Report on Form 10-K for the year ended January 31, 2015, which information is incorporated by reference herein and updated by the company’s Quarterly Reports on Form 10-Q. The company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

# # #

About Caleres
Caleres is a diverse portfolio of global brands, which fit people’s lives:  Family, Healthy Living and Contemporary Fashion.  Our products are available virtually everywhere - in the over 1,200 retail stores we operate, in hundreds of major department and specialty stores, on our branded ecommerce sites, and on many additional third-party retail websites.  Famous Footwear and Famous.com serve as our Family brands. Our Contemporary Fashion brands include Sam Edelman, Franco Sarto, Vince, Via Spiga, Diane von Furstenberg, Fergie Footwear and Carlos Santana.  Naturalizer, Dr. Scholl's, LifeStride, Bzees and Ryka represent our Healthy Living brands. Combined, these brands help make Caleres a company with both a legacy and a mission.  Our legacy is our more than 130 years of craftsmanship, our passion for fit and our business savvy, while our mission is to continue to inspire people to feel better feet first.  Visit caleres.com to learn more about us.

SCHEDULE 1

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	(Unaudited)
	Thirteen Weeks Ended		Thirty-nine Weeks Ended
(Thousands, except per share data)	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Net sales	$728,639	$729,277	$1,968,756	$1,956,316
Cost of goods sold	440,205	438,547	1,169,001	1,163,603
Gross profit	288,434	290,730	799,755	792,713
Selling and administrative expenses	236,211	237,517	681,462	679,472
Operating earnings	52,223	53,213	118,293	113,241
Interest expense	(4,136)	(5,207)	(12,944)	(15,637)
Loss on early extinguishment of debt	(1,961)	—	(10,651)	—
Interest income	224	109	766	294
Earnings before income taxes	46,350	48,115	95,464	97,898
Income tax provision	(12,358)	(14,878)	(25,218)	(31,146)
Net earnings	33,992	33,237	70,246	66,752
Net earnings attributable to noncontrolling interests	9	124	177	146
Net earnings attributable to Caleres, Inc.	$33,983	$33,113	$70,069	$66,606
Basic earnings per common share attributable to Caleres, Inc. shareholders	$0.78	$0.76	$1.60	$1.53
Diluted earnings per common share attributable to Caleres, Inc. shareholders	$0.78	$0.75	$1.59	$1.52

Basic number of shares	$42,345	$42,144	$42,483	$42,035
Diluted number of shares	$42,465	$42,328	$42,615	$42,245

SCHEDULE 2

CALERES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	October 31, 2015	November 1, 2014	January 31, 2015
(Thousands)
ASSETS

Cash and cash equivalents	$86,298	$39,080	$67,403
Receivables, net	148,192	138,217	136,646
Inventories, net	544,341	567,777	543,103
Prepaid expenses and other current assets	40,815	37,845	43,744
Total current assets	819,646	782,919	790,896

Property and equipment, net	163,442	151,289	149,743
Goodwill and intangible assets, net	131,818	135,774	134,587
Other assets	145,377	139,878	141,586
Total assets	$1,260,283	$1,209,860	$1,216,812

LIABILITIES AND EQUITY

Borrowings under revolving credit agreement	$—	$14,000	$—
Trade accounts payable	200,251	203,062	215,921
Other accrued expenses	175,649	172,077	181,162
Total current liabilities	375,900	389,139	397,083

Long-term debt	200,000	199,150	199,197
Deferred rent	43,231	37,571	39,742
Other liabilities	39,297	42,983	39,168
Total other liabilities	282,528	279,704	278,107

Total Caleres, Inc. shareholders’ equity	601,003	540,254	540,910
Noncontrolling interests	852	763	712
Total equity	601,855	541,017	541,622
Total liabilities and equity	$1,260,283	$1,209,860	$1,216,812

SCHEDULE 3

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	(Unaudited)
	Thirty-nine Weeks Ended
(Thousands)	October 31, 2015	November 1, 2014
OPERATING ACTIVITIES:
Net cash provided by operating activities	$84,050	$68,502

INVESTING ACTIVITIES:
Capital expenditures	(52,766)	(40,380)
Proceeds from disposal of property and equipment	7,433	—
Acquisition of trademarks	—	(65,065)
Investment in nonconsolidated affiliate	—	(7,000)
Net cash used for investing activities	(45,333)	(112,445)

FINANCING ACTIVITIES:
Borrowings under revolving credit agreement	117,000	741,000
Repayments under revolving credit agreement	(117,000)	(734,000)
Proceeds from issuance of 2023 senior notes	200,000	—
Redemption of 2019 senior notes	(200,000)	—
Debt issuance costs	(3,650)	—
Dividends paid	(9,195)	(9,173)
Acquisition of treasury stock	(4,921)	—
Issuance of common stock under share-based plans, net	(4,606)	237
Tax benefit related to share-based plans	3,049	2,482
Net cash (used for) provided by financing activities	(19,323)	546
Effect of exchange rate changes on cash and cash equivalents	(499)	(69)
Increase (decrease) in cash and cash equivalents	18,895	(43,466)
Cash and cash equivalents at beginning of period	67,403	82,546
Cash and cash equivalents at end of period	$86,298	$39,080

SCHEDULE 4

CALERES, INC.
RECONCILIATION OF NET EARNINGS AND DILUTED EARNINGS PER SHARE (GAAP BASIS) TO ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP BASIS)

	(Unaudited)
	Thirteen Weeks Ended October 31, 2015			Thirteen Weeks Ended November 1, 2014
(Thousands, except per share data)	Pre-Tax Impact of Charges/Other Items	Net Earnings Attributable to Caleres, Inc.	Diluted Earnings Per Share	Pre-Tax Impact of Charges/Other Items	Net Earnings Attributable to Caleres, Inc.	Diluted Earnings Per Share

GAAP earnings		$33,983	$0.78		$33,113	$0.75

Charges/Other Items
Loss on early extinguishment of debt	$1,961	1,191	0.02	$—	—	—
Total charges/other items	$1,961	$1,191	$0.02	$—	$—	$—
Adjusted earnings		$35,174	$0.80		$33,113	$0.75

	(Unaudited)
	Thirty-nine Weeks Ended October 31, 2015			Thirty-nine Weeks Ended November 1, 2014
(Thousands, except per share data)	Pre-Tax Impact of Charges/Other Items	Net Earnings Attributable to Caleres, Inc.	Diluted Earnings Per Share	Pre-Tax Impact of Charges/Other Items	Net Earnings Attributable to Caleres, Inc.	Diluted Earnings Per Share
GAAP earnings		$70,069	$1.59		$66,606	$1.52

Charges/Other Items
Loss on early extinguishment of debt	$10,651	6,472	0.15	$—	—	—
Total charges/other items	$10,651	6,472	0.15	$—	—	—
Adjusted earnings		$76,541	$1.74		$66,606	$1.52

SCHEDULE 5

CALERES, INC.
SUMMARY FINANCIAL RESULTS BY SEGMENT
(Unaudited)

SUMMARY FINANCIAL RESULTS

	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Other		Consolidated
(Thousands)	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Net sales	$456,177	$449,085	$272,462	$280,192	$—	$—	$728,639	$729,277
Gross profit	$194,877	$193,783	$93,557	$96,947	$—	$—	$288,434	$290,730
Gross profit rate	42.7%	43.2%	34.3%	34.6%	—%	—%	39.6%	39.9%
Operating earnings (loss)	$39,638	$37,405	$21,042	$27,642	$(8,457)	$(11,834)	$52,223	$53,213
Operating earnings %	8.7%	8.3%	7.7%	9.9%	—%	—%	7.2%	7.3%
Same-store sales % (on a 13-week basis)	4.4%	(0.2)%	2.5%	(6.9)%	—%	—%	—%	—%
Number of stores	1,044	1,041	164	172	—	—	1,208	1,213
						.

	Thirty-nine Weeks Ended
	Famous Footwear		Brand Portfolio		Other		Consolidated
(Thousands)	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Net sales	$1,212,069	$1,219,880	$756,687	$736,436	$—	$—	$1,968,756	$1,956,316
Gross profit	$542,601	$540,119	$257,154	$252,594	$—	$—	$799,755	$792,713
Gross profit rate	44.8%	44.3%	34.0%	34.3%	—%	—%	40.6%	40.5%
Operating earnings (loss)	$95,269	$89,659	$48,107	$56,342	$(25,083)	$(32,760)	$118,293	$113,241
Operating earnings %	7.9%	7.3%	6.4%	7.7%	—%	—%	6.0%	5.8%
Same-store sales % (on a 39-week basis)	2.6%	0.8%	(1.7)%	(3.5)%	—%	—%	—%	—%
Number of stores	1,044	1,041	164	172	—	—	1,208	1,213

SCHEDULE 6

CALERES, INC.
BASIC AND DILUTED EARNINGS PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended		Thirty-nine Weeks Ended
(Thousands, except per share data)	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014

Net earnings attributable to Caleres, Inc.:
Net earnings	$33,992	$33,237	$70,246	$66,752
Net earnings attributable to noncontrolling interests	(9)	(124)	(177)	(146)
Net earnings allocated to participating securities	(1,063)	(1,208)	(2,272)	(2,486)
Net earnings attributable to Caleres, Inc. after allocation of earnings to participating securities	$32,920	$31,905	$67,797	$64,120

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	42,345	42,144	42,483	42,035
Dilutive effect of share-based awards	120	184	132	210
Diluted common shares attributable to Caleres, Inc.	42,465	42,328	42,615	42,245

Basic earnings per common share attributable to Caleres, Inc. shareholders	$0.78	$0.76	$1.60	$1.53

Diluted earnings per common share attributable to Caleres, Inc. shareholders	$0.78	$0.75	$1.59	$1.52

SCHEDULE 7

CALERES, INC.
BASIC AND DILUTED ADJUSTED EARNINGS PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended		Thirty-nine Weeks Ended
(Thousands, except per share data)	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014

Adjusted net earnings attributable to Caleres, Inc.:
Adjusted net earnings	$35,183	$33,237	$76,718	$66,752
Net earnings attributable to noncontrolling interests	(9)	(124)	(177)	(146)
Net earnings allocated to participating securities	(1,100)	(1,208)	(2,482)	(2,486)
Adjusted net earnings attributable to Caleres, Inc. after allocation of earnings to participating securities	$34,074	$31,905	$74,059	$64,120

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	42,345	42,144	42,483	42,035
Dilutive effect of share-based awards	120	184	132	210
Diluted common shares attributable to Caleres, Inc.	42,465	42,328	42,615	42,245

Basic adjusted earnings per common share attributable to Caleres, Inc. shareholders	$0.80	$0.76	$1.74	$1.53

Diluted adjusted earnings per common share attributable to Caleres, Inc. shareholders	$0.80	$0.75	$1.74	$1.52